Exhibit 99.2

MEMRY CORPORATION

Moderator:  James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

MEMRY CORPORATION

Moderator:  James Binch

November 10, 2003

11:00 am ET

James Binch:	Good morning to you all. I am Jim Binch, chairman and chief executive officer, and I’m joined this morning by Bob Belcher, our senior vice president of finance and administrator and our CFO.

This morning’s discussion contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors not under the Company’s control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company’s periodic filings with the Securities and Exchange Commission.

As noted in Friday’s release, revenues, for the three months ended September 30th, declined 8% to $8.2 million dollars from $8.9 million in the first quarter of last year; while net earnings decreased by $301,000 to $497,000 or $0.02 cents per share compared to $798,000 dollars or $0.03 cents per share for the quarter ending September 30, 2003.

MEMRY CORPORATION

Moderator:  James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

Gross profits for the period actually rose from $3.14 million to $3.46 million, reversing the decline begun in the first quarter of Fiscal 2003. Much of the decrease in earnings was attributable to the increase in our pro forma tax rate from 7%-39% as was noted in the release.

Cash balances continued to improve to $8.45 million at the end of the quarter with record levels of working capital now being available to the Company. In September, we continued to alert investors to an anticipated decline in orders for AAA stent components from our largest customer.

Our first quarter results reflected this reduced level of AAA shipments, even though revenue grew from $7.3 million in the fourth quarter of last fiscal year to the $8.1 million recorded this quarter. Much of which was attributable to increases in our shipments of Superelastic Nitinol Tubing for the peripheral and neurological applications.

Until such time as our client receives regulatory approval for its next generation AAA device and subsequently introduces this product to the U.S. market, we expect our AAA shipments to lag those of previous periods.

The single-most noteworthy development this quarter was our marked improvement in operational efficiency with gross margins recovering to 42% compared to 35% in the year-ago quarter and similarly low margins during the winter and spring of 2003. This was attributable principally to sustained process improvements in our tube, wire, and downstream cell manufacturing operations and the previously noted mix shift.

Lead times have also been reduced significantly enabling our sales teams to respond more quickly to emerging market needs. In part, because of this

MEMRY CORPORATION

Moderator:  James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

improvement as well as the significant increase in the trading volume of our stock, we took the deliberate step of advising the market that our earnings would be somewhat better than we had internally anticipated.

Let me address two other items of interest: first, our licensing program. As commented upon in previous conference calls, our oil industry client has been conducting extensive development field trials using the new technology in which we have participated in the design phase. In October, they made a major presentation of the technology to a meeting of The Society of Petroleum Engineers in Denver, Colorado—thus taking “the wraps off”, so to speak.

The program continues to progress well and we expect to be able to answer specific questions concerning its commercialization before year-end. Our endeavors relating to the new nickel-free titanium are also progressing with active trials underway in the eyewear and orthodontic industries at this time. As the prospective users master the materials unique processing issues, we hope one or more will become active licensees for us.

Second point, our activities associated with strategic alliances and possible acquisitions. During the past quarter, we have met with a number of varying interests in candidate companies, each of which possess unique capabilities and, at the least, offer Memry the opportunity to establish productive new partnering relationships. However, we would urge our investors not to presume we have a specific timetable.

We are approaching this endeavor very strategically and will continue to do our homework before committing ourselves to any specific transaction. We would hope to be able to consummate at least one such addition to our core business during the fiscal year – a comment that we have previously made.

MEMRY CORPORATION

Moderator:  James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

Our end-goal is to significantly enhance the growth platform and prove the consistency of earnings and, hence, provide a strong impetus for increasing our shareholder value.

In summary, at the conclusion of the quarter, we have built a strong financial foundation on which to continue to build the Company. Improvements in our manufacturing operations of which we have spoken previously are now well underway and are visible in our results and we expect to be able to continue these improvements.

Our new sales and marketing team is in place and with this significant improvement in operational performance, we expect it to be able to capture more new opportunities in the coming months.

Finally, our ongoing assessment of market trends and needs is also helping us further refine our strategic vision for our business so as to accelerate our long-term growth and profitability.

We will now take your questions and I remind you once again that we would ask each questioner to ask only two consecutive questions to give others a turn. And now, Operator, I’ll turn it back to you.

Question

I was wondering if you could comment a little bit Jim about any role Memry may have in J&J and their recent earnings announcement. They announced two new Nitinol stents and wondering if that has any impact – positive or negative – for Memry?

James Binch:

I think you may know—or the investor community certainly should be aware—that in 1997, Johnson & Johnson—actually the Cordis Division of Johnson & Johnson – acquired a company called Nitinol Devices and Components,

MEMRY CORPORATION

Moderator:  James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

which is a company similar to Memry, and made it a captive entity of the Johnson & Johnson family of companies.

And, for the most part, particularly in the cardiovascular arena of Johnson & Johnson’s needs relating to Nitinol – Nitinol componentry – are being served by their captive entity, Nitinol Devices and Components. So the announcement of the new peripheral stents from J&J has no effect on us directly in as much as we have not enjoyed that business because it is captive to their own division and, therefore doesn’t represent any loss business to us.

In fact, it’s encouraging in many respects that new Nitinol stents continue to be developed and introduced into the marketplace. But J&J does not represent a loss of business for us.

Question	Okay. I remember – I knew that J&J had maybe walked away but I didn’t know that they had taken everything internal. I thought maybe they might have come back here but thank you for clarifying that.

Do we have any revenue growth projections that you might be able to give for the year now that we’re through the first quarter here—basically in terms of year-over-year growth that you might be expecting or from what you can see from this point in time?

James Binch:

Given the fact that there are a number of programs in which we’re involved that are pending regulatory approvals, the timing of which is uncertain, we continue to give the same guidance on our revenue outlook as we did previously, which is to say that it will be flat. We won’t change that until we have specific indications otherwise.

MEMRY CORPORATION

Moderator: James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

Question	In your annual report you talked about how you had been buffeted by unexpected drops in orders and that you’re pleased in going-forward – you have level-loading-based formulas.

James Binch:	Yes.

Question	That sounds good and I’m just curious if you could comment in general – as you know, I’ve been an investor for almost 10 years and I’ve seen some ups and downs over that time.

James Binch:	Correct.

Question

I continue to buy more shares, however, and I’m just wondering — can you give us a sense that you feel that, in addition to this level-loading kind of formula, that going forward, you’re better positioned to withstand unexpected developments and that the opportunities are greater — that you think that if any one of these things come through – getting back to (Jeff)’s question – that your growth opportunities will improve?

James Binch:

I think there are really three factors that have affected our volatility. Number one is that we were driven by a couple of very successful, large programs that propelled our revenue growth very rapidly but also had the inadvertent affect of making us highly dependent upon a specific customer or specific procedure.

Number two, we were not at the level of dialogue with the senior managements of the client companies where we would had sufficient advance indication of things that might be unfolding – positive or negative – to enable us to take advance and protective measures.

MEMRY CORPORATION

Moderator: James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

What have we done and what changes the outlook going forward? As we said our last call we have these new level-loading agreements. But even more fundamental than level-loading are the nature of the high level contacts we now have. This means we have dialogue on an ongoing basis with our larger customers on developments in the marketplace, developments in product development and developments in the regulatory environment and how those might affect their off-take requirements.

So we have a much better communication flow between the organizations than we had previously. We are now at a point where no individual product accounts for an overwhelming share of our business.

At one point some 40% of our business came from a single product and customer. Today the largest share of any product is in the high teens and we’re continuing to drive the percentages down so if a program fluctuates up or a down this will have less impact on us.

The third point concerns our platform for growth. We are increasing our number of customers. In addition, the number of product programs that comprise our revenue stream is dramatically larger than it was several years ago.

We also have a much larger pipeline of development of pre-clinical and clinical stage programs underway. We’re hoping that with a combination of reduced reliance on any single customer or application, better visibility and communication with our clients and with many more applications than two years ago that we’ve built a reservoir that will let us move on the upward curve more smoothly than in the past.

MEMRY CORPORATION

Moderator: James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

Question:

Great. Well that’s very helpful feedback. The second question I’d ask is: Could you just comment – I really do believe what you’re saying, that there are a lot of opportunities out there and, again, as a long-time shareholder, that you certainly have persistence and staying power. But could you comment on the competitive landscape, are you pulling away from competitors? Are they catching up to you? Just where – how do you view competition these days?

James Binch:

If you look back three or four years ago when the bulk of Memry’s revenues were associated with the sale of semi-finished materials, our competition was companies who produced wire and/or seamless tubing made from Nitinol or shape-memory alloys.

And at that time, we saw the need to add more value to the materials. In the intervening period, the supply of Nitinol wire is now much more readily available from a number of producers here in the United States and abroad. Tubing, which became a significant growth opportunity, was a relatively high margin product because it was a very difficult and remains very difficult to make but it attracted new competition into the marketplace.

Some of the traditional tubing suppliers supplying stainless steel or chrome cobalt tube for the medical industry felt the need to participate in the Nitinol tubing segment. So we’ve seen more competition — even in the semi-finished material side in tubing — than we had previously.

Now the question is who can add the most value to the client in rendering the material into a useful form of componentry or assembly? We’ve also seen an increase in the level of competitive activity here, but the barriers remain quite high. The level of precision and accuracy required by medical device firms is increasingly tight. The bar is rising as they seek more and more perfect and tighter and tighter tolerance componentry.

MEMRY CORPORATION

Moderator: James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

That is allowing Memry to continue to improve its performance from an operational perspective, gaining greater capability and greater skills. And it is permitting us to keep some distance between ourselves and our competition.

Question:	Congratulations on a nice build-up of your cash position.

James Binch:	Thanks; appreciate it.

Question:	My question really is about your automating processes. I noticed that you’re doing three or four different projects and I wondered how they were coming?

James Binch:

They are coming along well after a number of years of endeavoring to have our clients validate and approve our new automation equipment that was designed and built by the company. I’m pleased to say that in our medical application clients have approved their use for commercial production.

The equipment is now online and we are waiting the validation and sign-off for one of the commercial operation that will allow us to go from eight to three machines with the associated labor savings. We hope to have that one signed-off before year-end. So we’re making good headway there.

Question:	A question regarding the increase in SG&A as it pertains to the remark that you doubled your field sales force. How did that occur during the quarter and do you see it going forward?

MEMRY CORPORATION

Moderator: James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

Bob Belcher:

We have been actually investing in the sales and market area now regularly over the last several years and we probably will continue to do so. The quarter we just completed, while there was some increase in the sales and marketing expenses for the quarter, the increase in SG&A was primarily related to additional engineering and R&D expenses on some of the new products and processes we’ve been working on.

Question:	Okay. So the sales force increase didn’t really affect that?

Bob Belcher:	Well again, we did actually add some resources this most recent quarter, but in the overall scheme of things, it had a very minimal financial impact.

Question:

In terms of an inventory write-off in the Q2, is there any possibility that we saw a little bit of an uptake in the inventory sequentially there, yet we talk about, you know, AAA stent orders really hitting a wall. You know, if you also could maybe tell me what the AAA percentage of inventory would be right now in terms of inventory relating to AAA stent components.

Bob Belcher:	Memry produces its AAA product basically to purchase order. So we carry very little inventory. We make it and ship it out the door.

We also provide an allowance for slow moving inventory and we basically mark to that regularly. We keep track of that so I have no anticipation that the second quarter or any quarter would involve any sort of particular write-off. If we’re aware of an over inventory position, we would take action on it at the time.

MEMRY CORPORATION

Moderator: James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

Question:	Okay. And then Jim, if you could comment a little bit about how the reception was at the presentation made by the customer in October relating to your licensing program.

James Binch:

We understand from them that was extremely well received and that they’ve had many, many, many calls from people within the industry. A number of individuals related with this program are traveling around the world meeting with prospective clients and customers. We’ve heard nothing but positive things back from the conference.

Question:	I have two questions. Number one, the volume on this stock has been very heavy lately. Do have any read into that?

James Binch:

It could be a couple of items. A couple of web-based stock firms recommended Memry in the last couple of weeks so that certainly could have had an impact on the volume. We came out with an interim press release saying we thought we did somewhat better than we had originally anticipated, so that could have had some positive affect on the volume as well. Those are the only two areas which we are aware of.

Question:	I see. And, as far as looking for strategic alliances, what investment-banking firm are you using? Or do you have one?

James Binch:

We selected Trautman & Wasserman in New York. They are a boutique firm. Many of the people in the investment-banking group there are former Alex Brown people and they focus on and specialize in emerging company M&A and investment-banking work.

MEMRY CORPORATION

Moderator: James Binch

11-10-03/10:00 am CT

Confirmation # 3856451

We actually interviewed seven, eight, nine firms and narrowed it down to several and recommended this firm to the board and we retained them back in February.

Operator:	At this time, sir, there are no further questions.

James Binch:

If there are no further questions then we’ll thank all of you for joining the call today and just point out that our annual shareholder’s meeting will take place on December 11th and we welcome as many as you as may be able to make the visit as possible. It will take place at our headquarters here in Bethel, Connecticut. The operating facility will be available for any and all investors to see. We look forward to seeing as many of you there as possible.